Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock
of
Kate Spade & Company
at
$18.50 Net per Share
Pursuant to the Offer to Purchase Dated May 26, 2017
by
Chelsea Merger Sub Inc.
a wholly owned subsidiary of
Coach, Inc.

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON JUNE 23, 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE”).

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $1.00 per share (the “Shares”), of Kate Spade & Company, a Delaware corporation (“Kate Spade”) and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary and Information Agent for the Offer is:

If delivering via a USPS Service:	If delivering via UPS, Fedex or Courier:

Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693	Broadridge Corporate Issuer Solutions, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717

Questions: 888-808-3038

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined in the Offer to Purchase) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Chelsea Merger Sub Inc., a Delaware corporation, a wholly owned subsidiary of Coach, Inc., a Maryland corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated May 26, 2017 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $1.00 per share, of Kate Spade & Company, a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares and Certificate Numbers (if available)	SIGN HERE

Signature(s)

(Name(s)) (Please Print)

(Addresses)

If delivery will be by book-entry transfer:

Name of Tendering Institution
(Zip Code)

Account Number	(Area Code and Telephone Number)

GUARANTEE
(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (i) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) that such tender of Shares complies with Rule 14e-4 and (iii) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or, in the case of Shares held of record in book-entry form by a clearing corporation as nominee, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal) and any other required documents, all within three trading days of the date hereof. For the purpose of the foregoing, a trading day is any day on which the New York Stock Exchange is open for business.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)

Dated:

DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.